Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-29772, 33-54499, 333-34631, 333-73408, 333-89471, 333-97811, 333-114435, 333-138031 and 333-143266 on Form S-8 of our report dated June 25, 2010, relating to the financial statements and supplemental schedules of Lowe’s 401(k) Plan appearing in this Annual Report on Form 11-K of Lowe’s 401(k) Plan for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
June 25, 2010